Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

25-16

Investors: Kip Rupp, CFA, IRC Sean Eastman Quanta Services, Inc. (713) 341-7260	Media: Noa Schwartz FGS Global (310) 405-4312

BUILDING UPON DECADES OF POWER GENERATION EXPERIENCE, QUANTA EXPANDS ITS TOTAL

SOLUTIONS PLATFORM AND ANNOUNCES ITS SELECTION BY NISOURCE TO PROVIDE POWER

GENERATION AND GRID INFRASTRUCTURE SOLUTIONS FOR A LARGE LOAD CUSTOMER

Highlights of the Announcement

Quanta Expands Total Solutions Power Generation Platform

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Builds upon Quanta’s world-class craft-skill labor capabilities and history of constructing more than 80,000 megawatts of power generation through its industry-leading renewable energy and battery energy storage solutions, as well as other forms of generation.

•	Purpose-designed to address the rapidly growing demand for reliable and efficient power generation and supporting infrastructure driven by industry convergence and load growth.

NiSource, Inc. Selects Quanta to Deliver Power Generation and Grid Infrastructure Solutions for A Large Load Customer

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Demonstrates the strength of Quanta’s total solutions platform for large and converging addressable markets, spanning power generation, battery energy storage, utility grid and underground infrastructure.

•	Includes a joint venture between Quanta and Zachry Group to provide combined cycle gas generation solutions, leveraging each company’s industry-leading expertise.

HOUSTON – Oct. 30, 2025 – Quanta Services, Inc. (NYSE: PWR) today announced the expansion of its total solutions platform, which builds upon Quanta’s world-class craft-skill labor capabilities and decades of experience constructing power generation through its industry-leading renewable energy and battery energy storage solutions for utility scale power consumers, as well as other forms of generation. This platform is focused on providing a fully integrated solution to high-quality customers for their power generation development strategies and is designed to maximize collaboration and efficiency to provide clients with industry-leading energy infrastructure expertise, high labor certainty and a cost-effective contracting approach, that is expected to mitigate execution risk and support customer affordability objectives. This total solutions platform expansion leverages Quanta’s world-class capabilities to address growing power generation and infrastructure needs from rapidly increasing demand for electricity driven by data centers, manufacturing and reshoring, industrialization, electrification and power grid expansion.

Quanta has expanded its solutions platform by investing in personnel with extensive engineering, procurement and construction (EPC) experience designing and building gas power generation and other heavy industrial manufacturing plants and leveraging Quanta’s operating companies to provide craft-skilled, self-perform capabilities and industry partnerships, where appropriate.

Duke Austin, Quanta’s President and Chief Executive Officer, commented, “Many of Quanta’s existing customers are experiencing significant increases in power demand, are expanding their power generation portfolios and are coming to Quanta for solutions due to our longstanding, collaborative relationships with them. Our total solutions power generation platform is designed to deliver an integrated approach to power generation and related infrastructure that leverages Quanta’s capabilities for a differentiated solution. Quanta will continue to invest in craft training and support our customers through this market expansion, as the convergence of the utility, technology, large load and generation industries intensifies.”

As a demonstration of this platform’s strength and scalability, NiSource, Inc. has engaged Quanta for the design, procurement and construction execution of generation and infrastructure resources capable of producing approximately 3 gigawatts of power for a large load customer.

“NiSource is committed to advancing transformative growth while ensuring that customer affordability remains at the heart of our strategy,” said Lloyd Yates, NiSource’s President and Chief Executive Officer. “Through this collaboration with Quanta and Zachry, we are expanding generation and grid infrastructure in a way that supports economic development and innovation while protecting customers from the costs of infrastructure investment. We are excited to partner with Quanta and Zachry to meet the evolving energy needs of our customers and communities.”

Abbey Roy, President of Quanta’s Power Generation Solutions, said, “NiSource has been a valued partner of Quanta Services, and we are proud to collaborate with them and Zachry on this project. By leveraging our integrated solution capabilities, craft-skilled workforce and disciplined execution, Quanta provides customers with greater certainty in delivering complex projects. This project highlights the strength of our total solutions platform—spanning power generation, battery energy storage, transmission, substation and underground infrastructure—and builds on our relationship with NiSource and deep roots in Indiana, where we have created thousands of skilled jobs that support families and communities. Together, with Zachry, we are advancing critical energy infrastructure that will power the economy and strengthen the grid for decades to come.”

The joint venture between Quanta and Zachry for the design, construction and delivery of the combined cycle gas turbines (CCGTs) is intended to maximize collaboration and efficiency to provide NiSource with industry-leading gas power generation expertise, high labor certainty and a cost-effective contracting approach that is expected to mitigate execution risk, by leveraging the respective strengths of Quanta and Zachry. Quanta will leverage multiple operating companies to provide field-

level leadership, expertise and management of the craft-workforce across civil, structural, mechanical, electrical, controls and other infrastructure. Zachry will leverage its extensive gas power plant experience, which spans more than five decades and includes the design and construction of over 100 facilities comprising more than 60,000 megawatts, to lead engineering, project management and commissioning and start-up for the CCGTs. Quanta has a 50% ownership interest in the joint venture.

“We are proud to bring our decades of experience in designing large-scale gas power facilities to this important project,” said John Zachry, Chairman and Chief Executive Officer of Zachry Group. “Zachry has delivered over 100 gas-fired power plants across the country, and that proven track record gives us the technical depth and execution certainty required for projects of this scale. Working alongside Quanta, we look forward to safely and efficiently delivering infrastructure that provides reliable power for demand growth and supports long-term grid stability.”

The scope and estimation phase of the project has begun, and the execution phase is expected to begin in 2026 after receipt of certain regulatory approvals. The delivery of power generation capacity is expected to occur in phases through the course of the project, with full power availability and project completion expected by 2032. Quanta expects to recognize the financial contribution from the joint venture through proportionate consolidation. The remaining performance obligations and backlog for this project are expected to be primarily reflected in the Electric Infrastructure Solutions segment and recognized over multiple quarters.

About Quanta Services

Quanta Services is an industry leader in providing specialized infrastructure solutions to the utility, renewable energy, technology, communications, pipeline and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

About Zachry Group

Zachry Group is North America’s pacesetter in turnkey engineering, construction, maintenance, turnaround and fabrication services to the energy, chemicals, power, manufacturing and industrial sectors. We work with customers to plan, build, and renew their most critical facilities, so they can achieve their immediate and long-term goals, all at the highest safety standards. Since 1924, we have been a purpose-driven organization, united by a shared set of values and the desire to deliver the very best outcome for our customers. Visit www.zachrygroup.com for more information.

Cautionary Statements About Forward-Looking Statements and Information

This press release (and any oral statements regarding the subject matter of this press release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; expectations regarding Quanta’s plans and strategies; the expected value of the NiSource projects or program, as well as the expected timing, scope, services, term, impact or results of the projects or program; expectations regarding regulatory and other approvals required for the projects or program; the development of and opportunities with respect to future projects; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance;

rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied, or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta; trends and growth opportunities in relevant markets, including our ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of the projects as a result of, among other things, supply chain disruptions and other logistical challenges, including tariffs, duties, taxes or other assessments, weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding, or customer capital constraints; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; inaccurate estimates of project costs or inability to meet project schedule requirements or achieve guaranteed performance or quality standards for a project; unavailability of, or increased prices for, materials, equipment and consumables used in Quanta’s or its customers’ businesses and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2024, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended Mar. 31, 2025, June 30, 2025, and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.